Exhibit 99.1

CERTIFICATION OF PAUL N. CLARK PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of ICOS Corporation (the Company) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission (the Report), I, Paul N. Clark, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2003

/s/ Paul N. Clark

Paul N. Clark
Chairman of the Board of Directors,
Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to Section 906, is not being filed as part of the Form 10-Q or as a separate disclosure document, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing).

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